Exhibit 99.1

PACIFIC THEATRES FULL CIRCUIT BUSINESS
(a Business Unit of Pacific Theatres Entertainment Corporation and Certain of its Affiliates)

Audited Combined Financial Statements
As of June 28, 2007 and June 29 2006
And for the years ended June 28, 2007, June 29, 2006, and June 30, 2005

Independent Auditors’ Report

Combined Balance Sheets — June 28, 2007 and June 29 2006

Combined Statements of Operations — Years Ended June 28, 2007, June 29, 2006, and June 30, 2005

Combined Statements of Business Unit’s Equity — Years Ended June 28, 2007, June 29, 2006, and June 30, 2005

Combined Statements of Cash Flows — Years Ended June 28, 2007, June 29, 2006, and June 30, 2005

Notes to Combined Financial Statements

Independent Auditors’ Report

The Board of Directors

Pacific Theatres Entertainment Corporation:

We have audited the accompanying combined balance sheets of Pacific Theatres Full Circuit Business (a business unit of Pacific Theatres Entertainment Corporation and certain of its affiliates) (the “Business Unit”) as of June 28, 2007 and June 29, 2006, and the related combined statements of operations, business unit equity, and cash flows for each of the years in the three-year period ended June 28, 2007. These combined financial statements are the responsibility of the Business Unit’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business Unit’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Pacific Theatres Full Circuit Business (a business unit of Pacific Theatres Entertainment Corporation and certain of its affiliates) as of June 28, 2007 and June 29, 2006, and the results of their operations and their cash flows for each of the years in the three-year period ended June 28, 2007 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

March 10, 2008
Los Angeles, California

PACIFIC THEATRES FULL CIRCUIT BUSINESS
(A Business Unit of Pacific Theatres Entertainment Corporation and
Certain of its Affiliates)
Combined Balance Sheets
June 28, 2007 and June 29, 2006
Assets	2007	2006
Current assets:
Cash	$87,311	$86,417
Receivables, net	631,399	718,512
Inventory	271,982	254,033
Deferred income taxes	142,852	179,453
Prepaid and other current assets	1,558,011	1,390,767
Total current assets	2,691,555	2,629,182
Deferred income taxes	12,777,619	12,145,800
Property, equipment, and improvements, net	32,569,420	35,275,919
Other assets	532,733	389,586
Total assets	$48,571,327	$50,440,487
Liabilities and Business Unit Equity
Current liabilities:
Accounts payable and accrued liabilities	$3,720,924	$4,797,661
Film rent payable	2,517,550	2,506,061
Income taxes payable	1,339,925	1,172,582
Deferred revenue and other obligations	4,524,115	3,916,612
Total current liabilities	12,102,514	12,392,916
Deferred rent	11,110,951	12,210,226
Total liabilities	23,213,465	24,603,142
Business Unit equity	25,357,862	25,837,345
Commitments and contingencies
Total liabilities and Business Unit equity	$48,571,327	$50,440,487

See accompanying notes to combined financial statements.

PACIFIC THEATRES FULL CIRCUIT BUSINESS
(A Business Unit of Pacific Theatres Entertainment Corporation and
Certain of its Affiliates)
Combined Statements of Operations
Years ended June 28, 2007, June 29, 2006, and June 30, 2005
	2007	2006	2005
Operating revenue:
Admissions	$52,455,710	$52,736,579	$54,566,368
Concessions	22,051,188	21,386,996	21,324,053
Other income	2,971,478	3,012,163	2,645,699
Total operating revenue	77,478,376	77,135,738	78,536,120
Operating expense:
Film rental	25,731,724	25,219,898	26,953,597
Cost of concessions	3,423,975	3,569,740	3,338,722
Other operating costs	38,712,418	37,533,667	37,246,229
General and administrative	2,223,678	1,775,571	1,872,826
Depreciation and amortization	5,475,932	6,866,963	7,683,826
Casualty loss	—	1,635,509	—
Impairment loss on long-lived assets	78,749	1,169,339	943
Total operating expense	75,646,476	77,770,687	77,096,143
Operating income (loss)	1,831,900	(634,949)	1,439,977
Nonoperating income:
Interest income	3,468	5,269	1,516
Gain on disposition of property, equipment, and improvements	43,368	4,434	1,555
Total nonoperating income	46,836	9,703	3,071
Earnings (loss) before income taxes	1,878,736	(625,246)	1,443,048
Income tax expense (benefit)	744,706	(243,104)	572,826
Net income (loss)	$1,134,030	$(382,142)	$870,222

See accompanying notes to combined financial statements.

PACIFIC THEATRES FULL CIRCUIT BUSINESS
(A Business Unit of Pacific Theatres Entertainment Corporation and
Certain of its Affiliates)
Combined Statements of Business Unit Equity
Years ended June 28, 2007, June 29, 2006, and June 30, 2005
Balance, July 1, 2004	$37,254,494
Net distributions to the Parent Company	(5,568,293)
Net income	870,222
Balance, June 30, 2005	32,556,423
Net distributions to the Parent Company	(6,336,936)
Net loss	(382,142)
Balance, June 29, 2006	25,837,345
Net distributions to the Parent Company	(1,613,513)
Net income	1,134,030
Balance, June 28, 2007	$25,357,862

See accompanying notes to combined financial statements.

PACIFIC THEATRES FULL CIRCUIT BUSINESS
(A Business Unit of Pacific Theatres Entertainment Corporation and
Certain of its Affiliates)
Combined Statements of Cash Flows
Years ended June 28, 2007, June 29, 2006, and June 30, 2005
	2007	2006	2005
Operating activities:
Net income (loss)	$1,134,030	$(382,142)	$870,222
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,464,676	6,855,006	7,669,552
Deferred rent expense	(1,099,275)	(738,662)	(559,433)
Deferred income taxes	(595,218)	(1,415,686)	(786,445)
Impairment loss on long-lived assets	78,749	1,169,339	943
Gain on disposition of property, equipment, and improvements	(43,368)	(4,434)	(1,555)
Casualty loss on property, equipment, and improvements	—	778,356	—
Changes in assets and liabilities:
Decrease (increase) in receivables	87,113	(251,317)	58,343
(Increase) decrease in inventory	(17,949)	19,389	12,945
Increase in prepaid and other assets	(167,244)	(34,492)	(8,123)
Increase (decrease) in accounts payable and accrued liabilities	(1,076,737)	809,020	(53,286)
Increase (decrease) in film rent payable	11,489	(480,545)	41,973
Increase (decrease) in income taxes payable	167,343	(186,689)	(1,502,426)
Increase in deferred revenues and other obligations	607,503	735,026	427,523
Net cash provided by operating activities	4,551,112	6,872,169	6,170,233
Investing activities:
Purchases of and additions to property, equipment, and improvements	(2,967,783)	(533,336)	(733,629)
Proceeds from sale of property, equipment, and improvements	174,315	5,200	1,555
Increase in other assets	(143,147)	(7,724)	129,301
Other, net	(90)	1,844	833
Net cash used in investing activities	(2,936,705)	(534,016)	(601,940)
Financing activities:
Net distributions to the Parent Company	(1,613,513)	(6,336,936)	(5,568,293)
Net cash used in financing activities	(1,613,513)	(6,336,936)	(5,568,293)
Increase in cash	894	1,217	—
Cash at beginning of year	86,417	85,200	85,200
Cash at end of year	$87,311	$86,417	$85,200

See accompanying notes to combined financial statements.

PACIFIC THEATRES FULL CIRCUIT BUSINESS
(A Business Unit of Pacific Theatres Entertainment Corporation and Certain of its Affiliates)

Notes to Combined Financial Statements

June 28, 2007, June 29, 2006, and June 30, 2005

(1)	Description of Business

The accompanying combined financial statements represent the Pacific Theatres Full Circuit Business (the Business Unit), which is a circuit of fifteen walk-in theaters in California (excluding Los Angeles) and Hawaii that along with certain retail leases in Kapolei, Hawaii have been combined into a business unit, on a carved-out basis, from Pacific Theatres Entertainment Corporation and certain of its affiliates (PTENT or the Parent Company). The Business Unit comprises the specified retail leases as well as the following theaters (and number of screens): California theaters – Grossmont Center 10, Rohnert Park 16, Town Square 14, Valley Plaza 16, Carmel Mountain 12, and Gaslamp 15; Hawaii theaters – Kaahumanu 6, Kahala 8, Kapolei 16, Koko Marina 8, Ko’olau Stadium 10, Kukui Mall 4, Mililani 14, Pearlridge West 16, and Ward Cinemas 16.

On February 22, 2008, PTENT sold to Reading International, Inc. (Reading or the Buyer) the retail leases, motion picture exhibition theaters, and theater-related assets in the Business Unit.

(2)	Significant Accounting Policies

(a)	Basis of Presentation of Financial Statements

The accompanying combined financial statements have been prepared for the purpose of presenting the financial position, results of operations, and cash flows for the Business Unit. Since financial statements historically have not been prepared for the Business Unit, the accompanying combined financial statements have been derived from historical accounting records of the Parent Company. All significant transactions and balances between operations within the Business Unit have been eliminated in combination. The historical operating results and cash flows of the Business Unit may not be indicative of what they would have been had the business been a stand-alone entity, nor are they necessarily indicative of what the Business Unit’s operating results and cash flows may be in the future.

The Business Unit historically has utilized the services of the Parent Company for certain functions. The combined statement of operations includes allocations of certain costs from the Parent Company directly related to the operations of the Business Unit, including an allocation of central general and administrative costs for accounting, marketing, human resources, treasury, information systems, transaction services, risk management, legal, and other overhead costs. Included within general and administrative costs are Parent Company charges of approximately $2,955,000, $2,017,000, and $2,462,000 for the years ended June 28, 2007, June 29, 2006, and June 30, 2005, respectively. These centralized costs were allocated to the Business Unit on the basis of direct usage when identifiable, with the remainder allocated on the basis of relative admissions revenue. In addition, the Business Unit has allocated income tax expense, as discussed below under note 2(m), Income Taxes.

Management believes the methodology used to allocate these costs is reasonable. Interest expense has not been allocated to the Business Unit.

Certain of the assets and liabilities are shared with other theater circuits owned and operated by the Parent Company. Allocations were performed in order to reflect the appropriate portion of each asset and liability in the accounts of the Business Unit. A substantial portion of these assets and liabilities were identifiable to specific theater locations and carved out on that basis, with the remainder allocated on the basis of relative admissions revenue. Management believes the methodology used for the asset and liability allocations is reasonable.

Significant changes could have occurred in the funding and operation of the Business Unit if it operated as an independent, stand-alone entity, including the need for debt and the incurrence of interest expense, which could have a significant impact on its financial position and results of operations. The cash generated by the operations of the Business Unit is distributed to the Parent Company on a regular basis. The corresponding costs of the Business Unit are paid by the Parent.

(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant areas requiring the use of estimates include the allocation of assets, liabilities, and costs as described in note 2(a); the assessment of impairment for property, equipment, and improvements; the estimate of film rental costs; and potential reserves relating to litigation matters, accrued liabilities, valuation of deferred tax assets, and other liabilities. On an ongoing basis, management reviews its estimates based on currently available information. Actual results could differ from those estimates.

(c)	Fiscal Year End

The Business Unit operates on a fiscal year ending on the Thursday closest to June 30. The fiscal years ended June 28, 2007, June 29, 2006, and June 30, 2005 each contained 52 weeks.

(d)	Business Unit Equity

Business Unit equity represents the Parent Company’s interest in the carrying value of the net assets of the Business Unit. The Parent Company uses a centralized approach to cash management and financing of operations. As a result, none of the Parent Company’s cash, cash equivalents, or direct indebtedness has been allocated to the Business Unit in the accompanying financial statements. All transactions between the Business Unit and the Parent Company, including the allocation of centralized costs, common assets and liabilities, and income taxes, flow through Business Unit equity.

(e)	Revenue Recognition

Revenues are generated principally through admissions and concessions with proceeds received in cash at the point of sale. Other operating revenue consists primarily of product advertising (including vendor marketing programs) and other ancillary revenues, which are recognized as income in the period earned. The Business Unit recognizes payments received attributable to the marketing and advertising services provided by the Business Unit under certain vendor programs as revenue in the period in which the related impressions are delivered. Such impressions are measured using a mutually agreed upon proxy of attendance and reflect the Business Unit’s marketing and advertising services delivered to its vendors.

Proceeds received from advance ticket sales and gift certificates are recorded as deferred revenue. The Business Unit recognizes revenue associated with gift certificates and advanced ticket sales at such time as the items are redeemed.

(f)	Vendor Allowances

Vendor allowances primarily consist of volume rebates that are earned as a result of attaining certain purchase levels for the promotion of vendors’ products that are typically based on guaranteed minimum amounts with additional amounts being earned for attaining certain purchase levels These vendor allowances are accrued as earned, and reflected as a reduction in operating costs. Those allowances received as a result of attaining certain purchase levels are accrued over the incentive period based on estimates of purchases. During the years ended June 28, 2007, June 29, 2006, and June 30, 2005, respectively, the Business Unit recorded $844,000, $785,000, and $817,000 of vendor allowances, of which $204,000 and $191,000 are due and payable to the Business Unit at June 28, 2007 and June 29, 2006, respectively.

(g)	Cash

Cash represents the operating cash accounts maintained at each of the theater locations.

(h)	Receivables

Receivables are comprised principally of amounts due from product advertising programs, vendor allowances (relating to rebate programs where the vendor has no right of offset), and credit card receivables from the sale of theater tickets or coupon books. Sales charged on customer credit cards are collected when the credit card transactions are processed. Receivables are stated at their net realizable value. The Business Unit provides an allowance for probable bad debt losses, which historically have not been significant. The allowance for doubtful accounts amounted to $36,493 and $0 at June 28, 2007, and June 29, 2006, respectively.

(i)	Inventory

Inventory is composed of concession goods used in theater operations. The Business Unit states inventory on the basis of first-in, first-out (FIFO) cost, which is not in excess of net realizable value.

(j)	Fair Value of Financial Instruments

The carrying amounts of the Business Unit’s cash, receivables, accounts payable and accrued liabilities, and film rent payable approximate fair value due to their short-term maturities.

(k)	Property, Equipment, and Improvements

Property, equipment, and improvements are stated at cost and consist of leasehold improvements, furniture, fixtures, and equipment. Major renewals and improvements are capitalized, while maintenance and repairs, which do not improve or extend the lives of the respective assets are expensed currently. Gains and losses from disposition of property and equipment are included in income and expense when realized. The Business Unit records depreciation and amortization using the straight-line method over the following estimated useful lives:

Furniture, fixtures, and equipment	3 to 10 years
Leasehold improvements	Lesser of term of lease or asset life

(l)	Impairment of Long-Lived Assets

The Business Unit reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. The

Business Unit generally evaluates assets for impairment on an individual theater basis and within certain groupings, which management believes is the lowest level for which there are separately identifiable cash flows. If the sum of the expected future cash flows, undiscounted and without interest charges, is less than the carrying amount of the assets, the Business Unit recognizes an impairment charge in the amount by which the carrying value of the assets exceeds their fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. This analysis resulted in the recording of impairment charges amounting to $78,749, $1,169,339, and $943 during the years ended June 28, 2007, June 29, 2006, and June 30, 2005, respectively.

(m)	Income Taxes

The Business Unit is not a separate taxable entity for U.S. or international tax purposes and has not filed separate income tax returns, but rather was included in the income tax returns filed by the Business Unit’s ultimate parent. For purposes of these financial statements, income tax expense has been calculated as if the Business Unit filed on a separate tax return basis. All income tax expense of the Business Unit is recorded in the statement of operations with the offset recorded in the current liability or deferred tax accounts. The current tax liability for the prior year is treated as having been paid to the Parent Company through the Business Unit equity account.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases, and are measured using the enacted income tax rates and laws that are expected to be in effect when the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment rate.

(n)	Leases

The majority of the Business Unit’s operations are conducted in premises occupied under noncancelable lease agreements with initial base terms generally ranging from 15 to 20 years. The Business Unit, at its option, can renew a substantial portion of the leases at defined or then fair rental rates for various periods. Certain theater leases provide for contingent rentals based on the revenue of the underlying theater and require the payment of taxes, insurance, and other costs applicable to the property. Also, certain leases contain escalating minimum rental provisions.

The Business Unit accounts for leased properties under the provisions of Statement of Financial Accounting Standards No. 13, Accounting for Leases (SFAS No. 13), and other authoritative accounting literature. SFAS No. 13 requires that the Business Unit evaluate each lease for classification as either a capital lease or an operating lease. The Business Unit performs this evaluation at the inception of the lease and when a modification is made to a lease. Historically, all of the Business Unit’s lease arrangements have been classified as operating leases.

The Business Unit records rent expense for its operating leases with contractual rent increases in accordance with Financial Accounting Standards Board (FASB) Technical Bulletin 85-3, Accounting for Operating Leases with Scheduled Rent Increases, on a straight-line basis from the “lease commencement date” as specified in the lease agreement until the end of the base term.

For leases in which the Business Unit is involved with construction of the theater, the Business Unit accounts for the lease during the construction period under the provisions of Emerging

Issues Task Force (EITF) Issue No. 97-10, The Effect of Lessee Involvement in Asset Construction (EITF 97-10). The landlord is typically responsible for constructing a theater using guidelines and specifications agreed to by the Business Unit and assumes substantially all of the risk of construction. In accordance with EITF 97-10, if the Business Unit concludes that it has substantially all of the construction period risks, it records a construction asset and related liability for the amount of total project costs incurred during the construction period. Once construction is completed, the Business Unit considers the requirements under SFAS No. 98, Accounting for Leases: Sale-Leaseback Transactions Involving Real Estate, Sales-Type Leases of Real Estate, Definition of the Lease Term, and Initial Direct Costs of Direct Financing Leases — an amendment of FASB Statements Nos. 13, 66, and 91 and a rescission of FASB Statement No. 26 and Technical Bulletin No. 79-11 (SFAS No. 98), for sale-leaseback treatment, and if the arrangement does not meet such requirements, it records the project’s construction costs funded by the landlord as a financing obligation. The obligation is amortized over the financing term based on the payments designated in the contract.

(o)	Deferred Revenue

Deferred revenue relates primarily to gift certificates and advance ticket sales, and is recognized as revenue as described above under Section 2(e), Revenue Recognition.

(p)	Deferred Rent

The Business Unit recognizes rent on a straight-line basis after considering the effect of rent escalation provisions resulting in a level monthly rent expense for each lease over its term. The current portion of the deferred rent liability amounted to $1,099,273 and $857,000 at June 28, 2007 and June 29, 2006, respectively, and is included in deferred revenue and other obligations.

(q)	Film Rental Costs

The Business Unit estimates its film rental expense and related film rent payable based on management’s best estimate of the ultimate settlement of the film costs with the distributors. Generally, less than one-third of the quarterly film expense is estimated at period-end. The length of time until these costs are known with certainty depends on the ultimate duration of the film play, but is typically “settled” within two to three months of a particular film’s opening release. Upon settlement with film distributors, film rental expense and the related film rent payable are adjusted to the final film settlement.

(r)	Collective Bargaining Agreements

The Business Unit’s hourly wage employees and projectionists in Hawaii are each under collective bargaining agreements with local unions that expire on January 15, 2008 and October 28, 2009, respectively.

(s)	Segments

The Business Unit has historically managed it operations under one reportable business segment: theater exhibition operations. The real estate operations within the Business Unit relating to the retail leases in Kapolei, Hawaii do not qualify as a reportable segment under SFAS No. 131, Disclosures about Segments of Enterprise and Related Information, the established standards for reporting information about operating segments in financial statements.

(t)	Recent Accounting Pronouncements

In July 2006, the FASB issued Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a threshold of more-likely than-not for recognition of tax benefits of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides related guidance on measurement, derecognition, classification, interest and penalties, and disclosure. The provisions of FIN 48 will be effective for the Business Unit on July 1, 2008, with any cumulative effect of the change in accounting principle recorded as an adjustment to opening accumulated deficit. The Business Unit is in the process of assessing the impact of adopting FIN 48 on its combined financial statements. However, the Business Unit’s current policy is to recognize tax benefits of uncertain tax positions only if it is probable that the positions will be sustained. The Business Unit does not expect that the adoption of FIN 48 will result in any material impact on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement. SFAS No. 157 defines fair value, establishes a framework for the measurement of fair value, and enhances disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measures. The Business Unit is required to adopt SFAS No. 157 for its nonfinancial assets and liabilities, which do not require or permit measurement on a recurring basis, beginning on July 1, 2009. The Business Unit does not have any financial assets or liabilities. SFAS No. 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening accumulated deficit in the year of adoption. The Business Unit does not expect that the adoption of this statement will have a material effect on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115. SFAS No. 159 provides companies the option to measure many financial instruments and certain other items at fair value. This provides companies the opportunity to mitigate volatility in earning caused by measuring instruments differently without complex hedge accounting provisions. SFAS No. 159 is effective for the Business Unit beginning January 1, 2008. The Business Unit does not expect that the adoption of this statement will have a material effect on its consolidated financial statements.

(3)	Property, Equipment, and Improvements, Net

A summary of property, equipment, and improvements at June 28, 2007 and June 29, 2006 is as follows:

	2007	2006
Leasehold improvements	$73,423,483	$70,470,086
Furniture, fixtures, and equipment	31,739,234	32,598,400
	105,162,717	103,068,486
Less accumulated depreciation and amortization	(72,593,297)	(67,792,567)
Property, equipment, and improvements, net	$32,569,420	$35,275,919

The Parent Company has granted a security interest in the personal property located in or on the leasehold interests of the Business Unit to its bank group as collateral under an amended and restated credit agreement dated November 19, 2004.

(4)	Income Taxes

The components of the provision for income taxes for the years ended June 28, 2007, June 29, 2006, and June 30, 2005 are as follows:

	2007	2006	2005
Federal:
Current	$1,170,644	$1,042,240	$1,181,137
Deferred	(554,354)	(1,243,423)	(707,088)
Total federal	616,290	(201,183)	474,049
State:
Current	169,281	130,342	178,134
Deferred	(40,865)	(172,263)	(79,357)
Total state	128,416	(41,921)	98,777
Total income tax provision	$744,706	$(243,104)	$572,826

A reconciliation of the provision for income taxes as reported and the amount computed by multiplying the income before taxes by the U.S. federal statutory rate of 35% for the years ended June 28, 2007, June 29, 2006, and June 30, 2005 are as follows:

	2007	2006	2005
Provision calculated at federal statutory income tax rate	$657,557	$(218,836)	$505,067
State income taxes, net of federal benefit	83,470	(27,248)	64,205
Other, net	3,679	2,980	3,554
Total income tax provision	$744,706	$(243,104)	$572,826

Significant components of the Business Unit’s deferred tax asset consist of the following as of June 28, 2007 and June 29, 2006:

	2007	2006
Deferred tax assets:
Excess of tax basis over book basis of property, equipment, and improvements	$7,937,647	7,012,101
Deferred rent	4,839,972	5,133,698
Federal benefit on deferred state income tax	59,248	45,620
Other, net	83,604	133,834
Total deferred tax assets	$12,920,471	12,325,253

In assessing the realizable value of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which these temporary differences become deductible. The Business Unit determined that a valuation allowance against deferred tax assets was not deemed necessary.

(5)	Commitments and Contingencies

The Business Unit accounts for all of its leases as operating leases. Minimum rentals payable under all noncancelable operating leases with terms in excess of one year as of June 28, 2007 are summarized as follows:

	Related
	parties	Other	Total
Year ending:
2008	$637,200	$13,483,966	$14,121,166
2009	637,200	13,531,633	14,168,833
2010	637,200	13,415,582	14,052,782
2011	637,200	13,210,713	13,847,913
2012	637,200	12,757,803	13,395,003
Later years	4,035,600	43,054,361	47,089,961
	$7,221,600	$109,454,058	$116,675,658

Rent expense under such operating leases during the years ended June 28, 2007, June 29, 2006 and June 30, 2005 amounted to $13,776,916, $13,643,365, and $13,596,228, respectively. At June 28, 2007 and June 29, 2006, the Business Unit has $1,414,148 and $1,350,657 of prepaid rent and common area maintenance expense included in prepaid and other current assets, respectively.

The Business Unit is indirectly party to various lawsuits in which the Parent Company is involved, both as plaintiff and defendant. The ultimate outcome of these lawsuits is not presently determinable; however, in the opinion of management, based in part upon advice of counsel, the amount of losses that might be sustained, if any, would not materially affect the financial position, results of operations, or liquidity of the Business Unit.

(6)	Related-Party Transactions

Related-party transactions between the Business Unit and affiliates for the years ended June 28, 2007, June 29, 2006, and June 30, 2005 comprise rental expense of $637,200 per year.

Accounts payable and accrued expenses included amounts due to an affiliate of $81,000 and $171,000 at June 28, 2007 and June 29, 2006, respectively.

(7)	Pension Plan

The Business Unit participates in a pension plan sponsored by an affiliate that covers substantially all employees who are not included in a union-sponsored pension plan. The plan sponsor does not directly allocate pension costs of nonunion employees to the Business Unit. The Business Unit’s share of pension cost is not significant.